UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2016

Northern Power Systems Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	000-55184	98-1181717
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Pitman Road, Barre, Vermont		05641
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	802-461-2955

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2016 June Morris joined the executive team of Northern Power Systems Corp. (the "Company") as Vice President and General Counsel. Ms. Morris, age 67, brings to the Company more than thirty years of senior legal experience, including many years as a public company General Counsel. Ms. Morris's experience includes being Vice President and General Counsel of Pegasystems, Sequoia Systems, and CGI Information Systems and Management Consultants, Inc. Ms. Morris will head the Legal Department at Northern Power Systems and play a key business role in the company, providing legal counsel on business objectives and opportunities, directing the legal organization, and overseeing corporate policies, intellectual property, risk management, M&A, and major global corporate transactions.

There are no relationships between Ms. Morris and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On October 18, 2016, the Company issued a press release announcing the appointment of Ms. Morris as the Company’s Vice President and General Counsel, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex No. 99.1 Press release dated October 18, 2016, issued by Northern Power Systems Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Power Systems Corp.

October 18, 2016	By:	/s/ Ciel R. Caldwell

Name: Ciel R. Caldwell
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 18, 2016, issued by Northern Power Systems Corp.